Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Fourth Quarter 2025 Highlights
◾
Net sales increase 5.5% to $1,079 million; organic sales increase 2.5%

◾
Operating income margin of 17.1%; Adjusted operating income margin of 18.0%

◾
EPS of $2.45; Adjusted EPS of $2.65

Full Year 2025 Highlights

◾
Net sales increase 5.6% to $4,233 million, organic sales increase 2.5%

◾
Operating income margin of 17.0%; Adjusted operating income margin of 17.6%

◾
EPS of $9.32; Adjusted EPS of $9.87

◾
Cash flows from operations of $661 million

◾
Returned $507 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, February 12, 2026 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2025 net income of $136.0 million, or diluted earnings per share (EPS) of $2.45, which includes special item after-tax net charges of $10.6 million, or $0.20 EPS. This compares with prior year period net income of $140.2 million, or $2.47 EPS, which included special item after-tax net charges of $5.8 million, or $0.10 EPS. Excluding special items, fourth quarter 2025 adjusted net income was $146.6 million, or $2.65 adjusted EPS. This compares with adjusted net income of $146.0 million, or $2.57 adjusted EPS, in the prior year period.

Fourth quarter 2025 sales increased 5.5% to $1,078.7 million reflecting a 2.5% increase in organic sales, a 1.1% benefit from acquisitions and a 1.9% favorable foreign exchange. Operating income for the fourth quarter 2025 was $184.3 million, or 17.1% of sales. This compares with operating income of $177.0 million, or 17.3% of sales, in the prior year period. Excluding special items, adjusted operating income was $193.8 million, or 18.0% of sales, as compared with $185.6 million, or 18.2% of sales, in the prior year period.

“We finished the year with strong results and record sales, adjusted EPS and cash returns to shareholders in 2025,” said Steven B. Hedlund, Chairman and Chief Executive Officer. “We are effectively navigating a dynamic operating environment by capitalizing on growth opportunities, mitigating costs, and reshaping the business to extend our leadership position,” Hedlund commented. “We are looking ahead to driving growth, higher profitability and returns as we execute on our new RISE strategy and achieve our 2030 targets.”

Twelve Months 2025 Summary

Net income for the twelve months ended December 31, 2025 was $520.5 million, or $9.32 EPS, which includes special item after-tax net charges of $30.8 million, or $0.55 EPS. This compares with prior year period net income of $466.1 million, or $8.15 EPS, which included special item after-tax net charges of $65.2 million, or $1.14 EPS. Excluding special items, adjusted net income for the twelve months ended December 31, 2025 was $551.3 million, or $9.87 EPS. This compares with adjusted net income of $531.3 million, or $9.29 adjusted EPS, in the prior year period.

Sales increased 5.6% to $4,233.0 million in the twelve months ended December 31, 2025 primarily reflecting a 2.5% increase in organic sales and a 2.7% benefit from acquisitions. Operating income for the twelve months ended December 31, 2025 was $718.1 million, or 17.0% of sales. This compares with operating income of $636.5 million, or 15.9% of sales, in the prior year period. Excluding special items, adjusted operating income was $743.0 million, or 17.6% of sales, as compared with $704.4 million, or 17.6% of sales, in the prior year period.

LINCOLN ELECTRIC REPORTS FOURTH QUARTER 2025 RESULTS

Webcast Information

A conference call to discuss fourth quarter and full year 2025 financial results as well as new strategic 2030 targets will be webcast live today, February 12, 2026, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is a high-performance industrial machinery and technology leader who helps customers manufacture and maintain vital equipment and infrastructure. Lincoln Electric’s innovative solutions enable higher quality and productivity across a variety of processes including welding, cutting, brazing, machining, process automation and field repair. The Company leverages proprietary technologies and expertise in materials science, power electronics, automation and intelligent software to help customers build better and achieve resilience in their operations. Headquartered in Cleveland, Ohio, Lincoln Electric is the essential ‘Linc’ that keeps the economy running. The Company operates 71 manufacturing and automation facilities across 20 countries and serves customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Free cash flow, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; the effectiveness of information systems and cybersecurity programs; presence of artificial intelligence technologies; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; the Company’s ability to complete acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law, including any changes from the new legislation implemented in the One Big Beautiful Bill Act (“OBBBA”); tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, including but not limited to, geopolitical conflicts, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended December 31,				Prior Year
	2025	% of Sales	2024	% of Sales	$	%
Net sales	$1,078,715	100.0%	$1,022,031	100.0%	$56,684	5.5%
Cost of goods sold	704,769	65.3%	653,409	63.9%	(51,360)	(7.9)%
Gross profit	373,946	34.7%	368,622	36.1%	5,324	1.4%
Selling, general & administrative expenses	183,645	17.0%	187,067	18.3%	3,422	1.8%
Rationalization and asset impairment net charges	5,961	0.6%	4,538	0.4%	(1,423)	(31.4)%
Operating income	184,340	17.1%	177,017	17.3%	7,323	4.1%
Interest expense, net	13,167	1.2%	11,372	1.1%	(1,795)	(15.8)%
Other income	1,488	0.1%	1,408	0.1%	80	5.7%
Income before income taxes	172,661	16.0%	167,053	16.3%	5,608	3.4%
Income taxes	36,639	3.4%	26,824	2.6%	(9,815)	(36.6)%
Effective tax rate	21.2%		16.1%		(5.1)%
Net income	$136,022	12.6%	$140,229	13.7%	$(4,207)	(3.0)%

Basic earnings per share	$2.48		$2.49		$(0.01)	(0.4)%
Diluted earnings per share	$2.45		$2.47		$(0.02)	(0.8)%
Weighted average shares (basic)	54,941		56,309
Weighted average shares (diluted)	55,412		56,818

					Fav (Unfav) to
	Year Ended December 31,				Prior Year
	2025	% of Sales	2024	% of Sales	$	%
Net sales	$4,233,003	100.0%	$4,008,670	100.0%	$224,333	5.6%
Cost of goods sold	2,698,751	63.8%	2,535,758	63.3%	(162,993)	(6.4)%
Gross profit	1,534,252	36.2%	1,472,912	36.7%	61,340	4.2%
Selling, general & administrative expenses	797,994	18.9%	780,590	19.5%	(17,404)	(2.2)%
Rationalization and asset impairment net charges	18,199	0.4%	55,860	1.4%	37,661	67.4%
Operating income	718,059	17.0%	636,462	15.9%	81,597	12.8%
Interest expense, net	51,561	1.2%	42,786	1.1%	(8,775)	(20.5)%
Other income	8,952	0.2%	473	—	8,479	1,792.6%
Income before income taxes	675,450	16.0%	594,149	14.8%	81,301	13.7%
Income taxes	154,917	3.7%	128,041	3.2%	(26,876)	(21.0)%
Effective tax rate	22.9%		21.6%		(1.3)%
Net income	$520,533	12.3%	$466,108	11.6%	$54,425	11.7%

Basic earnings per share	$9.39		$8.23		$1.16	14.1%
Diluted earnings per share	$9.32		$8.15		$1.17	14.4%
Weighted average shares (basic)	55,410		56,639
Weighted average shares (diluted)	55,875		57,194

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2025	December 31, 2024
Cash and cash equivalents	$308,789	$377,262
Accounts receivable, net	538,791	481,979
Inventories	633,364	544,037
Total current assets	1,739,512	1,645,281
Property, plant and equipment, net	702,762	619,181
Total assets	3,777,577	3,520,142
Trade accounts payable	364,934	296,590
Total current liabilities (1)	956,691	878,802
Long-term debt, less current portion	1,150,228	1,150,551
Total equity	1,469,794	1,327,433

Operating Working Capital	December 31, 2025	December 31, 2024
Average operating working capital to Net sales (2)	17.9%	16.9%

Invested Capital	December 31, 2025	December 31, 2024
Short-term debt (1)	$143,780	$110,524
Long-term debt, less current portion	1,150,228	1,150,551
Total debt	1,294,008	1,261,075
Total equity	1,469,794	1,327,433
Invested capital	$2,763,802	$2,588,508

Total debt / invested capital	46.8%	48.7%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating income as reported	$184,340	$177,017	$718,059	$636,462
Special items (pre-tax):
Rationalization and asset impairment net charges (2)	5,961	4,538	18,199	55,860
Acquisition transaction costs (3)	1,056	2,491	2,739	7,042
Amortization of step up in value of acquired inventories (4)	2,482	1,552	3,964	5,026
Adjusted operating income (1)	$193,839	$185,598	$742,961	$704,390
As a percent of net sales	18.0%	18.2%	17.6%	17.6%

Net income as reported	$136,022	$140,229	$520,533	$466,108
Special items:
Rationalization and asset impairment net charges (2)	5,961	4,538	18,199	55,860
Acquisition transaction costs (3)	1,056	2,491	2,739	7,042
Amortization of step up in value of acquired inventories (4)	2,482	1,552	3,964	5,026
Pension settlement net charges (gains) (5)	719	(174)	719	3,792
Loss on asset disposal (6)	—	—	—	4,950
Tax effect of Special items (7)(8)	405	(2,655)	5,177	(11,513)
Adjusted net income (1)	146,645	145,981	551,331	531,265
Interest expense, net	13,167	11,372	51,561	42,786
Income taxes as reported	36,639	26,824	154,917	128,041
Tax effect of Special items (7)(8)	(405)	2,655	(5,177)	11,513
Adjusted EBIT (1)	$196,046	$186,832	$752,632	$713,605

Effective tax rate as reported	21.2%	16.1%	22.9%	21.6%
Net special item tax impact (8)	(1.4)%	0.7	(1.5)%	(0.8)%
Adjusted effective tax rate (1)	19.8%	16.8%	21.4%	20.8%

Diluted earnings per share as reported	$2.45	$2.47	$9.32	$8.15
Special items per share	0.20	0.10	0.55	1.14
Adjusted diluted earnings per share (1)	$2.65	$2.57	$9.87	$9.29

Weighted average shares (diluted)	55,412	56,818	55,875	57,194

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	2025 and 2024 net charges primarily relate to rationalization plans within all three segments. Year to date charges in 2024 include the impact of the Company’s disposition of its Russian entity.

(3) Transaction costs related to acquisitions which are included in Selling, general & administrative expenses.

(4)	Costs related to acquisitions which are included in Cost of goods sold.
(5)	Pension settlement net charges are included in Other income. 2024 net charges are primarily related to the final settlement associated with the termination of a pension plan.
(6)	Loss on asset disposal included in Other income.
(7)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

(8) The OBBBA was enacted in the United States on July 4, 2025. The Company recognized tax expense of approximately $2,900 and $11,700 in the three months and twelve months ended December 31, 2025, respectively, reflecting the cumulative impact of the OBBBA provisions.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2025	2024
Net income as reported	$520,533	$466,108
Plus: Interest expense (after-tax)	43,762	39,665
Less: Interest income (after-tax)	5,118	7,593
Net operating profit after taxes	$559,177	$498,180
Special Items:
Rationalization and asset impairment net charges	18,199	55,860
Acquisition transaction costs	2,739	7,042
Pension settlement net charges	719	3,792
Amortization of step up in value of acquired inventories	3,964	5,026
Loss on asset disposal	—	4,950
Tax effect of Special items (2)	5,177	(11,513)
Adjusted net operating profit after taxes (1)	$589,975	$563,337

Invested Capital	December 31, 2025	December 31, 2024
Short-term debt	$143,780	$110,524
Long-term debt, less current portion	1,150,228	1,150,551
Total debt	1,294,008	1,261,075
Total equity	1,469,794	1,327,433
Invested capital	$2,763,802	$2,588,508

Return on invested capital as reported	20.2%	19.2%
Adjusted return on invested capital (1)	21.3%	21.8%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Includes the net tax impact of Special items recorded during the respective periods, including the cumulative impact of the OBBBA provisions. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

	Three Months Ended December 31,		Year Ended December 31,
Cash Conversion	2025	2024	2025	2024
Net cash provided by operating activities	$94,965	$95,795	$661,173	$598,977
Capital expenditures	(42,946)	(31,486)	(126,974)	(116,603)
Free cash flow (1)	$52,019	$64,309	$534,199	$482,374

Adjusted net income	$146,645	$145,981	$551,331	$531,265

Cash conversion (1)	35%	44%	97%	91%

(1)	Free cash flow and cash conversion are non-GAAP financial measures. Refer to Non-GAAP Information section.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2025	2024
OPERATING ACTIVITIES:
Net income	$136,022	$140,229
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	(70)	(5,032)
Depreciation and amortization	25,556	23,143
Deferred income taxes	11,349	(26,988)
Pension settlement net charges	719	(174)
Other non-cash items, net	10,212	(5,552)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(35,863)	16,663
Decrease in inventories	39,439	47,051
Decrease (increase) in other current assets	55,482	(21,647)
Decrease in trade accounts payable	(34,298)	(20,301)
Decrease in other current liabilities	(104,548)	(34,607)
Net change in other long-term assets and liabilities	(9,035)	(16,990)
NET CASH PROVIDED BY OPERATING ACTIVITIES	94,965	95,795

INVESTING ACTIVITIES:
Capital expenditures	(42,946)	(31,486)
Acquisition of businesses, net of cash acquired	(875)	—
Proceeds from sale of property, plant and equipment	770	5,292
Other investing activities	—	320
NET CASH USED BY INVESTING ACTIVITIES	(43,051)	(25,874)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	55,574	2,928
Payments on long-term borrowings	—	(169)
Proceeds from exercise of stock options	1,517	1,524
Purchase of shares for treasury	(51,820)	(52,539)
Cash dividends paid to shareholders	(41,764)	(40,164)
Other financing activities	—	(3,922)
NET CASH USED BY FINANCING ACTIVITIES	(36,493)	(92,342)

Effect of exchange rate changes on Cash and cash equivalents	371	(4,535)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,792	(26,956)
Cash and cash equivalents at beginning of period	292,997	404,218
Cash and cash equivalents at end of period	$308,789	$377,262

Cash dividends paid per share	$0.75	$0.71

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES:
Net income	$520,533	$466,108
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	1,141	20,887
Depreciation and amortization	98,546	88,238
Deferred income taxes	82,744	(40,328)
Pension settlement net charges	719	3,792
Other non-cash items, net	23,003	17,272
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(26,433)	52,829
(Increase) decrease in inventories	(47,783)	25,355
Increase in other current assets	(10,568)	(41,558)
Increase (decrease) in trade accounts payable	56,257	(27,189)
(Decrease) increase in other current liabilities	(26,090)	32,703
Net change in other assets and liabilities	(10,896)	868
NET CASH PROVIDED BY OPERATING ACTIVITIES	661,173	598,977

INVESTING ACTIVITIES:
Capital expenditures	(126,974)	(116,603)
Acquisition of businesses, net of cash acquired	(137,530)	(252,746)
Proceeds from sale of property, plant and equipment	7,178	7,798
Other investing activities	—	320
NET CASH USED BY INVESTING ACTIVITIES	(257,326)	(361,231)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	133,252	8,449
Proceeds from long-term borrowings	—	550,000
Payments on long-term borrowings	(100,169)	(400,677)
Proceeds from exercise of stock options	11,578	27,404
Purchase of shares for treasury	(338,308)	(263,751)
Cash dividends paid to shareholders	(168,240)	(162,143)
Other financing activities	—	(3,922)
NET CASH USED BY FINANCING ACTIVITIES	(461,887)	(244,640)

Effect of exchange rate changes on Cash and cash equivalents	(10,433)	(9,631)
DECREASE IN CASH AND CASH EQUIVALENTS	(68,473)	(16,525)
Cash and cash equivalents at beginning of period	377,262	393,787
Cash and cash equivalents at end of period	$308,789	$377,262

Cash dividends paid per share	$3.00	$2.84

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended December 31, 2025
Net sales	$681,930	$259,351	$137,434	$—	$1,078,715
Inter-segment sales	25,101	5,857	2,549	(33,507)	—
Total sales	$707,031	$265,208	$139,983	$(33,507)	$1,078,715

Net income					$136,022
As a percent of total sales					12.6%

EBIT (1)	$137,816	$25,485	$22,829	$(302)	$185,828
As a percent of total sales	19.5%	9.6%	16.3%		17.2%
Special items charges (3)	3,295	5,717	488	718	10,218
Adjusted EBIT (2)	$141,111	$31,202	$23,317	$416	$196,046
As a percent of total sales	20.0%	11.8%	16.7%		18.2%

Three months ended December 31, 2024
Net sales	$654,786	$242,979	$124,266	$—	$1,022,031
Inter-segment sales	37,134	11,233	2,801	(51,168)	—
Total sales	$691,920	$254,212	$127,067	$(51,168)	$1,022,031

Net income					$140,229
As a percent of total sales					13.7%

EBIT (1)	$127,813	$32,013	$20,278	$(1,679)	$178,425
As a percent of total sales	18.5%	12.6%	16.0%		17.5%
Special items charges (4)	4,110	517	1,289	2,491	8,407
Adjusted EBIT (2)	$131,923	$32,530	$21,567	$812	$186,832
As a percent of total sales	19.1%	12.8%	17.0%		18.3%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $2,648 in Americas Welding, $2,825 in International Welding and $488 in The Harris Products Group. In addition, there was amortization of the step up in value of acquired inventories of $2,482 in International Welding, a pension settlement net charge of $647 in Americas Welding and $72 in International Welding, and acquisition transaction costs of $718 in Corporate/Eliminations.

(4)

Special items in 2024 primarily reflect Rationalization and asset impairments net charges of $2,319 in Americas Welding, $930 in International Welding and $1,289 in Harris Products Group. In addition, there was amortization of the step up in value of acquired inventories of $1,552 in Americas Welding, pension settlement charge of $239 in Americas Welding and a gain of $413 in International Welding, and acquisition transaction costs of $2,491 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Year ended December 31, 2025
Net sales	$2,723,561	$930,865	$578,577	$—	$4,233,003
Inter-segment sales	128,922	30,160	15,084	(174,166)	—
Total sales	$2,852,483	$961,025	$593,661	$(174,166)	$4,233,003

Net income					$520,533
As a percent of total sales					12.3%

EBIT (1)	$524,129	$99,143	$106,540	$(2,801)	$727,011
As a percent of total sales	18.4%	10.3%	17.9%		17.2%
Special items charges (3)	10,710	11,442	1,068	2,401	25,621
Adjusted EBIT (2)	$534,839	$110,585	$107,608	$(400)	$752,632
As a percent of total sales	18.7%	11.5%	18.1%		17.8%

Year ended December 31, 2024
Net sales	$2,564,847	$933,722	$510,101	$—	$4,008,670
Inter-segment sales	135,758	35,861	12,321	(183,940)	—
Total sales	$2,700,605	$969,583	$522,422	$(183,940)	$4,008,670

Net income					$466,108
As a percent of total sales					11.6%

EBIT (1)	$502,367	$68,370	$84,373	$(18,175)	$636,935
As a percent of total sales	18.6%	7.1%	16.2%		15.9%
Special items charges (4)	27,821	37,747	3,955	7,147	76,670
Adjusted EBIT (2)	$530,188	$106,117	$88,328	$(11,028)	$713,605
As a percent of total sales	19.6%	10.9%	16.9%		17.8%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $9,838 in Americas Welding, $7,293 in International Welding and $1,068 in The Harris Products Group. In addition, there was amortization of the step up in value of acquired inventories of $3,739 in International Welding, a pension settlement net charge of $647 in Americas Welding and $72 in International Welding, and acquisition transaction costs of $2,401 in Corporate/Eliminations.

(4)

Special items in 2024 primarily reflect rationalization net charges of $18,840 in Americas Welding, $32,960 in International Welding, including the impact of the Company’s disposition of its Russian entity, and $3,955 in Harris Products Group. In addition, there was a loss on asset disposal of $4,950 recorded to Other income in International Welding, amortization of the step up in value of acquired inventories of $4,776 and $250 in Americas Welding and International Welding, respectively, pension settlement charge of $4,205 and gain of $413 in Americas Welding and International Welding, respectively, and acquisition transaction costs of $7,042 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2024	Volume	Price	Acquisitions	Exchange	2025
Operating Segments
Americas Welding	$654,786	$(45,383)	$67,964	$—	$4,563	$681,930
International Welding	242,979	(8,635)	1,289	11,119	12,599	259,351
The Harris Products Group	124,266	(11,029)	22,171	—	2,026	137,434
Consolidated	$1,022,031	$(65,047)	$91,424	$11,119	$19,188	$1,078,715

% Change
Americas Welding		(6.9)%	10.4%	—	0.6%	4.1%
International Welding		(3.6)%	0.5%	4.7%	5.1%	6.7%
The Harris Products Group		(8.9)%	17.8%	—	1.7%	10.6%
Consolidated		(6.4)%	8.9%	1.1%	1.9%	5.5%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2024	Volume	Price	Acquisitions	Exchange	2025
Operating Segments
Americas Welding	$2,564,847	$(107,480)	$184,483	$86,361	$(4,650)	$2,723,561
International Welding	933,722	(47,629)	3,062	20,117	21,593	930,865
The Harris Products Group	510,101	7,427	58,995	—	2,054	578,577
Consolidated	$4,008,670	$(147,682)	$246,540	$106,478	$18,997	$4,233,003

% Change
Americas Welding		(4.2)%	7.2%	3.4%	(0.2)%	6.2%
International Welding		(5.1)%	0.3%	2.2%	2.3%	(0.3)%
The Harris Products Group		1.5%	11.6%	—	0.3%	13.4%
Consolidated		(3.7)%	6.2%	2.7%	0.4%	5.6%